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                                  Exhibit 23.1

               Consent of Ernst & Young LLP Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive
Plan and 1999 Employee Stock Purchase Plan of our report dated August 7, 1998, with respect to the consolidated financial statements of Globecomm Systems Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                              Ernst & Young LLP
Melville, New York
January 13, 1999